UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2007

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure included under Item 5.03 of this Current Report on Form 8-K is incoporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 15, 2007, the Restated Certificate of Incorporation of Milacron Inc. (the "Company") was amended as approved by shareholders at the Company’s annual meeting on May 2, 2007, and as filed with the Secretary of State of the State of Delaware, to: (i) effect the 1 - for - 10 reverse stock split of the Company’s common stock and 4% cumulative preferred stock which is further discussed in Item 8.01 herein; (ii) decrease the number of authorized shares of the Company’s common stock from 165,000,000 shares to 30,000,000 shares; and, (iii) adjust certain provisions relating to the 4% cumulative preferred stock to account for the reverse stock split.

The foregoing description of the amendment to the Company's Restated Certificate of Incorporation is qualified in its entirety by reference to the Certificate of Amendment to the Restated Certificate of Incorporation of Milacron Inc. which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events.

On May 15, 2007, the Company's 1 - for - 10 reverse stock split of its common stock and 4% cumulative preferred stock, which was approved by shareholders at the Company's annual meeting on May 2, 2007, was made effective. The Company's News Release dated May 16, 2007 announcing the effectiveness of the reverse stock split and the resumption of trading of its common stock on the New York Stock Exchange is filed herewith as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Amendment to the Restated Certificate of Incorporation of Milacron Inc.
99.1 News Release of Milacron Inc. issued May 16, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

May 17, 2007	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Milacron Inc.
99.1	News Release of Milacron Inc. Issued May 16, 2007